Exhibit 99.1

OSI Systems President and CEO Deepak Chopra to Retire by Calendar Year-End, Will Remain as Executive Chairman

HAWTHORNE, Calif. May 3, 2024--(BUSINESS WIRE) -- OSI Systems, Inc. (the "Company") (NASDAQ: OSIS) announced today that Chairman and Chief Executive Officer Deepak Chopra has informed the Company’s Board of Directors of his plans to retire from his roles as President and Chief Executive Officer by the end of the current calendar year, after the appointment of a successor. Following his retirement as President and CEO, Mr. Chopra will continue to work with the Company as Executive Chairman of the Board.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense, and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or any of its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-G

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to OSI Systems’ current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside OSI Systems’ control and which may cause actual results to differ materially from those described in or implied by any forward-looking statements. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. OSI Systems assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws. For a further discussion of factors that could cause OSI Systems’ future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in OSI Systems’ most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by OSI Systems from time to time with the Securities and Exchange Commission.

SOURCE: OSI Systems, Inc.

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
310-349-2237
avashishat@osi-systems.com